Exhibit 10.3

REPLACEMENT SECOND AMENDED AND

RESTATED REVOLVING CREDIT NOTE

$18,750,000.00	Chicago, Illinois
October 31, 2008

On or before the Revolving Credit Termination Date, FOR VALUE RECEIVED, the undersigned (“Borrowers”) promise to pay to the order of RBS CITIZENS, NATIONAL ASSOCIATION f/k/a Citizens Bank of Massachusetts (“Lender”) at the Agent’s office at 135 South LaSalle Street, Chicago, Illinois 60603, or such other place as the Agent may designate from time to time hereafter, the principal sum of Eighteen Million Seven Hundred Fifty Thousand and 00/100 Dollars ($18,750,000.00) or, if less, the aggregate unpaid principal amount of all Loans made by Lender under the Revolving Credit Facility pursuant to that certain Second Amended and Restated Loan and Security Agreement dated as of October 31, 2005 by and among Borrowers, Agent and the Lenders party thereto as amended by (i) that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of October 29, 2006, (ii) that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of January 9, 2007 and (iii) that certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of October 31, 2007 and (iv) that certain Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated of even date herewith (herein as so amended, and as the same may be further amended, modified or supplemented from time to time, the “Loan Agreement”) as shown on a schedule attached hereto or in the Agent’s records. All capitalized terms used herein without definition shall have the same meanings ascribed to such terms in the Loan Agreement.

This Note evidences certain Loans under the Revolving Credit Facility made from time to time to Borrowers by the Lender under the Loan Agreement, and the Borrowers hereby promise to pay interest at the offices described above on the Loans evidenced hereby at the rates and at the times and in the manner specified therefor in the Loan Agreement.

Repayments of principal hereon, shall be recorded by the Agent on a schedule to this Note or recorded on the Agent’s books and records. Borrowers agree that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so recorded on a schedule to this Note or recorded on the books and records of the Agent shall, absent demonstrable error, be conclusive evidence of the amount of the Loans made by Lender to Borrowers and the interest and payments thereon.

This Note is issued by the Borrowers under the terms and provisions of the Loan Agreement and is secured by, among other things, the Collateral, the Amended and Restated ModusLink Pledge Agreement and this Note and the holder hereof is entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity on the terms set forth in the Loan Agreement. Voluntary prepayments may be made on this Note, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Loan Agreement.

All of Lender’s rights and remedies are cumulative and non-exclusive. The acceptance by Lender of any partial payment made hereunder after the time when any of the Liabilities hereunder become due and payable will not establish a custom, or waive any rights of Lender to enforce prompt payment thereof. Lender’s failure to require strict performance by Borrowers of any provision of this Note shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder. Borrowers and every endorser waive presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of this Note. Borrowers further waive any and all notice or demand to which Borrowers might be entitled with respect to this Note by virtue of any applicable statute or law (to the extent permitted by law).

This Note is issued in replacement of that certain Second Amended and Restated Revolving Credit Note dated October 31, 2005 in the original principal amount of $25,000,000.00 (the “Prior Note”). The Prior Note shall be deemed terminated and of no further force and effect by the acceptance by Lender of this Note.

THE LOANS EVIDENCED HEREBY HAVE BEEN MADE, AND THIS NOTE HAS BEEN DELIVERED, AT CHICAGO, ILLINOIS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. BORROWERS (i) WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE; (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE; (iii) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT BORROWERS MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (iv) AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (v) AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY OF LENDER’S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS.

[signature page attached]

IN WITNESS WHEREOF, this Replacement Second Amended and Restated Revolving Credit Note has been duly executed as of the day and year first written above.

MODUSLINK CORPORATION a Delaware corporation		SALESLINK LLC a Delaware limited liability company

By:	/s/ Steven G. Crane	By:	/s/ Steven G. Crane
Name:	Steven G. Crane	Name:	Steven G. Crane
Title:	Chief Financial Officer	Title:	Chief Financial Officer

SALESLINK MEXICO HOLDING CORP. a Delaware corporation

By:	/s/ Steven G. Crane
Name:	Steven G. Crane
Title:	Chief Financial Officer